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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on
Form S-3 (File No. 333-        ) of WorldCom, Inc. of our report dated February
14, 1996, except for Note 20 as to which the date is April 16, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, which report is included in WorldCom, Inc.'s Current Report on Form 8-K/A dated August 25, 1996 (filed November 4, 1996).



Coopers & Lybrand
Omaha, Nebraska
January 31, 1997